Exhibit F


                            Eaton and Cottrell, P.A.
                            1310 Twenty Fifth Avenue
                           Gulfport, Mississippi 39501
                                  601-864-8221







                                  June 5, 1998





Securities and Exchange Commission
Washington, DC 20549

RE:      Statement on Form U-1
         of Mississippi Power Company
         (herein called the "Company") et al.
         File No. 70-9171

Ladies and Gentlemen:

We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance and sale by the Company of $55,000,000 aggregate principal amount of its Series A 6.75% Senior Insured Quarterly Notes due June 30, 2038 (the "Series A Notes") and the issuance and sale by the Company of $35,000,000 aggregate principal amount of its Series B 6.05% Senior Notes due May 1, 2003 (the "Series B Notes").

We are of the opinion that:

(a) the Company is validly organized and duly existing as a corporation under the laws of the State of Mississippi and is duly admitted to do business under the laws of the State of Alabama;

(b) the transactions have been consummated in accordance with such statement on Form U-1, as amended;

(c)      all state laws applicable to the transactions have been complied with;

(d) the Series A Notes and Series B Notes are valid and binding obligations of the Company in accordance with their terms; and

(e) the consummation of the transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate pursuant to Rule 24.


                                                  Very truly yours,

                                          /s/Eaton and Cottrell, P.A.